Exhibit 3.2

SECOND Amended and Restated

BY-LAWS OF

TCR2 THERAPEUTICS INC.

ARTICLE I OFFICES

SECTION 1.1. REGISTERED OFFICE. The registered office of the corporation shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801, and said corporation shall be the registered agent of this corporation in charge thereof.

SECTION 1.2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors of the corporation (the “Board of Directors”) may from time to time appoint or the business of the corporation may require.

ARTICLE II MEETING OF STOCKHOLDERS

SECTION 2.1. PLACE OF MEETINGS. Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as the Board of Directors shall determine. Rather than holding a meeting at any designated place, the Board of Directors may determine that a meeting shall be held solely by means of remote communications, which means shall meet the requirements of the Delaware General Corporation Law (the "DGCL").

SECTION 2.2. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.3. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the President, Secretary or the Chairman of the Board of Directors, or by resolution of the directors. The business to be transacted at any special meeting shall be limited to the purposes stated in the notice.

SECTION 2.4. REMOTE COMMUNICATIONS. The Board of Directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the DGCL. The Board of Directors may adopt such guidelines and procedures applicable to participation in stockholders’ meetings by means of remote communication as it deems appropriate. Participation in a stockholders’ meeting by means of a method of remote communication permitted by the Board of Directors shall constitute presence in person at the meeting.

SECTION 2.5. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting), at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present. If the stockholders’ meeting is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network for the entire duration of the meeting.

SECTION 2.6. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-laws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 2.7. NOTICE OF MEETINGS. Written notice, stating the place, date and time of any stockholders’ meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the DGCL and has been consented to by the stockholder to whom notice is given. If mailed, notice shall be deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder’s address as it appears in the corporation’s records. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat. The notice shall state the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting.

SECTION 2.8. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders , or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III DIRECTORS

SECTION 3.1. NUMBER AND TERM. The Board of Directors shall consist of one or more members and shall be initially one (1) director. At each annual meeting, the stockholders shall determine the number of directors; provided, that between annual meetings the authorized number of directors may be increased or decreased by the stockholders. A director shall hold office until a successor is elected and qualified, or until the earlier death, resignation, disqualification, or removal of the director.

SECTION 3.2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

SECTION 3.4. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

Unless the Certificate of Incorporation otherwise provides, stockholders may effect removal of a director who is a member of a classified Board of Directors only for cause. If the Certificate of Incorporation provides for cumulative voting and if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors of directors, or if there be classes of directors, at an election of the class of directors of which he is a part.

If the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, these provisions shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

SECTION 3.5. INCREASE OF NUMBER. The number of directors may be increased by amendment of these By-laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 3.6. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-laws, conferred upon or reserved to the stockholders.

SECTION 3.7. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation; and, unless the resolution, these By-laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 3.8. MEETINGS. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the Board of Directors may be called by the President or by the Secretary on the written request of any director, on at least one day notice to each director and shall be held at such place or places as may be determined by the directors, or shall be stated in the call of the meeting.

Unless otherwise restricted by the Certificate of Incorporation or by these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation of the corporation or these By-laws shall require the vote of a greater number.

SECTION 3.10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 3.11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV OFFICERS

SECTION 4.1. OFFICERS. The officers of the corporation shall be a President and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Two or more offices may be held by the same person.

SECTION 4.2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 4.3. REMOVAL OF OFFICERS. Any officer may be removed from office at any time, with or without cause, by the Board of Directors.

SECTION 4.4. COMPENSATION. Officers shall receive such amounts and types of compensation for their services as shall be fixed by the Board of Directors.

SECTION 4.5. POWERS. Unless otherwise specified by the Board of Directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these By-laws (if any are so set forth), (ii) set forth in the resolution of the Board of Directors electing that officer or any subsequent resolution of the Board of Directors with respect to that officer’s duties or (iii) commonly incident to the office held.

SECTION 4.6. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4.7. PRESIDENT. The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or nonelection of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 4.8. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 4.9. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

SECTION 4.10. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

SECTION 4.11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

ARTICLE V MISCELLANEOUS

SECTION 5.1. CERTIFICATES OF STOCK. Certificate of stock, signed by the President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, may be issued or remain uncertificated. Any of or all the signatures may be facsimiles. The corporation shall maintain a stock register in the form attached as Exhibit A.

SECTION 5.2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 5.3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 5.4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the company.

SECTION 5.6. NO CORPORATE SEAL. There shall be no corporate seal.

SECTION 5.7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 5.8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

SECTION 5.9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI INDEMNIFICATION AND INSURANCE

SECTION 6.1. Indemnification of DIRECTORS AND OFFICERS. Subject to the operation of Section 6.3 of this Article VI of these By-laws, each director and officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), and to the extent authorized in this Section 6.1.

(a)            Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each director and officer shall be indemnified and held harmless by the corporation against any and all expenses and liabilities that are incurred or paid by such director or officer or on such director’s or officer’s behalf in connection with any proceeding or any claim, issue or matter therein (other than an action by or in the right of the corporation), which such director or officer is, or is threatened to be made, a party to or participant in by reason of such director’s or officer’s corporate status, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b)            Actions, Suits and Proceedings By or In the Right of the Corporation. Each director and officer shall be indemnified and held harmless by the corporation against any and all expenses that are incurred by such director or officer or on such director’s or officer’s behalf in connection with any proceeding or any claim, issue or matter therein by or in the right of the corporation, which such director or officer is, or is threatened to be made, a party to or participant in by reason of such director’s or officer’s corporate status, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made under this Section 6.1(b) in respect of any claim, issue or matter as to which such director or officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the corporation, unless, and only to the extent that, the court in which such proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnification for such expenses that such court deems proper.

(c)            Survival of Rights. The rights of indemnification provided by this Section 6 shall continue as to a director or officer after he or she has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(d)            Actions by Directors or Officers. Notwithstanding the foregoing, the corporation shall indemnify any director or officer seeking indemnification in connection with a proceeding initiated by such director or officer only if such proceeding (including any parts of such proceeding not initiated by such director or officer) was authorized in advance by the Board of Directors of the corporation, unless such proceeding was brought to enforce such officer’s or director’s rights to indemnification or, in the case of directors, advancement of expenses under these By-laws in accordance with the provisions set forth herein.

SECTION 6.2. Indemnification of Non-Officer EMPLOYEES. Subject to the operation of Section 6.3 of this Article VI of these By-laws, each non-officer employee may, in the discretion of the Board of Directors of the corporation, be indemnified by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all expenses and liabilities that are incurred by such non-officer employee or on such non-officer employee’s behalf in connection with any threatened, pending or completed proceeding, or any claim, issue or matter therein, which such non-officer employee is, or is threatened to be made, a party to or participant in by reason of such non-officer employee’s corporate status, if such non-officer employee acted in good faith and in a manner such non-officer employee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 6.2 shall exist as to a non-officer employee after he or she has ceased to be a non-officer employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the corporation may indemnify any non-officer employee seeking indemnification in connection with a proceeding initiated by such non-officer employee only if such proceeding was authorized in advance by the Board of Directors of the corporation.

SECTION 6.3. Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article VI to a director, to an officer or to a non-officer employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the disinterested directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of disinterested directors, such committee having been designated by a majority vote of the disinterested directors (even though less than a quorum), (c) if there are no such disinterested directors, or if a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the corporation.

SECTION 6.4. Advancement of Expenses to Directors Prior to Final Disposition.

(a)            The corporation shall advance all expenses incurred by or on behalf of any director in connection with any proceeding in which such director is involved by reason of such director’s corporate status within thirty (30) days after the receipt by the corporation of a written statement from such director requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such director and shall be preceded or accompanied by an undertaking by or on behalf of such director to repay any expenses so advanced if it shall ultimately be determined that such director is not entitled to be indemnified against such expenses. Notwithstanding the foregoing, the corporation shall advance all expenses incurred by or on behalf of any director seeking advancement of expenses hereunder in connection with a proceeding initiated by such director only if such proceeding (including any parts of such proceeding not initiated by such director) was (i) authorized by the Board of Directors of the corporation, or (ii) brought to enforce such director’s rights to indemnification or advancement of expenses under these By-laws.

(b)            If a claim for advancement of expenses hereunder by a director is not paid in full by the corporation within thirty (30) days after receipt by the corporation of documentation of expenses and the required undertaking, such director may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, such director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of expenses under this Article VI shall not be a defense to an action brought by a director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a director is not entitled to an advancement of expenses shall be on the corporation.

(c)            In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the director has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 6.5. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a)            The corporation may, at the discretion of the Board of Directors of the corporation, advance any or all expenses incurred by or on behalf of any officer or any non-officer employee in connection with any proceeding in which such person is involved by reason of his or her corporate status as an officer or non-officer employee upon the receipt by the corporation of a statement or statements from such officer or non-officer employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such officer or non-officer employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any expenses so advanced if it shall ultimately be determined that such officer or non-officer employee is not entitled to be indemnified against such expenses.

(b)            In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the officer or non-officer employee has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 6.6. ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this By-law shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Article VI to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the fullest extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the corporation.

SECTION 6.7. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this By-law shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, non-officer employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

SECTION 6.8. SURVIVAL OF RIGHTS. The rights conferred on any person by this By-law shall continue as to a person who has ceased to be a director, officer, non-officer employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 6.9. INSURANCE. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VI.

SECTION 6.10. AMENDMENTS. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this By-law in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

SECTION 6.11. SAVING CLAUSE. If this By-law or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law. If this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under any other applicable law.

SECTION 6.12. CERTAIN DEFINITIONS. For the purposes of this Article VI, the following definitions shall apply:

(a)            The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and non-officer employees or agents, so that any person who is or was a director, officer, non-officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, non-officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(b)            References to a “director,” “executive officer,” “officer,” “non-officer employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving or has served at the request of the corporation as, respectively, a director, executive officer, officer, non-officer employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise. Notwithstanding the foregoing, references to a “director,” “executive officer,” “officer,” “non-officer employee,” or “agent” of the corporation shall not include a person who is serving or has served as a director, executive officer, officer, non-officer employee, trustee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the corporation;

(c)            References to “disinterested director” means, with respect to each proceeding in respect of which indemnification is sought hereunder, a director of the corporation who is not and was not a party to such proceeding.

(d)            The term “expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a proceeding.

(e)            References to “liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(f)            References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

(g)            The term “proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.

(h)            References to “electronic transmission” shall mean a form of communication not directly involving the physical transmission of paper that satisfies the requirements with respect to such communications contained in the DGCL.

ARTICLE VII AMENDMENTS

These By-laws may be altered or repealed and By-laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-law or By-laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-law or By-laws to be made, be contained in the notice of such special meeting.

Approved: June 1, 2023